STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Thomas DeByle, CFO

FOR IMMEDIATE RELEASE

(603) 893-9701

email:  InvestorRelations@Standex.com

STANDEX REPORTS THIRD-QUARTER
FISCAL 2009 FINANCIAL RESULTS

GENERATES $28.0 MILLION IN FREE CASH FLOW IN DIFFICULT ENVIRONMENT

REDUCES OPERATING EXPENSES BY 28% YEAR OVER YEAR

LOWERS NET DEBT BY $19.1 MILLION DURING THIRD QUARTER

TAKES NON-CASH GOODWILL AND INTANGIBLE ASSET IMPAIRMENT CHARGE

REDUCES QUARTERLY DIVIDEND TO $0.05 FROM $0.21

SALEM, NH – May 7, 2009 . . . . Standex International Corporation (NYSE:SXI) today reported financial results for the third quarter of fiscal year 2009.

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Net sales for the third quarter of fiscal 2009 decreased to $131.0 million from $169.0 million in the third quarter of fiscal 2008.

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Loss from operations for the third quarter of fiscal 2009 was ($19.9) million, which included non-recurring items totaling $22.6 million.  These items are a ($21.3) million non-cash goodwill and intangible impairment charge, a ($3.5) million lower-of-cost-or-market inventory adjustment, a ($1.4) million restructuring charge related to severance and facility consolidations and a benefit of $3.6 million from the reversal of accruals for the Company’s long-term incentive plan (LTIP) and bonus program.  This compares with income from operations of $6.8 million, which included a ($0.2) million restructuring charge, in the third quarter of last year.  Excluding the above-mentioned items from both periods, the Company reported non-GAAP income from operations of $2.7 million in the third quarter of fiscal 2009, compared with non-GAAP income from operations of $7.0 million in the third quarter of fiscal 2008.

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The non-cash goodwill and intangible impairment charge is the result of an interim goodwill impairment analysis as required by Statement of Financial Accounting Standards No. 142.  As a result of the analysis and due to the worldwide economic downturn and the decrease in the Company’s market valuation, Standex wrote off $21.3 million of goodwill and intangible assets relating to its acquisition of Associated American Industries (“AAI”), which is part of the company’s Food Service Equipment Group.  The Company has completed its analysis and is currently awaiting finalization of its goodwill considerations from its auditors.  Standex expects to report the reviewed goodwill and intangible asset impairment charge when it files its Form 10-Q for the third quarter of fiscal 2009. This non-cash charge does not affect the Company’s liquidity or its relevant banking covenants.

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Net loss for the third quarter of fiscal 2009 was ($18.2) million, or ($1.48) per share, which includes non-recurring charges totaling ($19.2) million, or ($1.56) per share.  This compares to net income of $1.6 million, or $0.13 per share, in the third quarter of fiscal 2008.  Net loss for the third quarter of fiscal 2009 includes the aforementioned non-recurring items, as well as a non-cash $1.7 million tax benefit that was the result of the elimination of a deferred tax liability. Excluding these items, non-GAAP net income from continuing operations was $1.0 million, or $0.08 per share, in the third quarter of fiscal 2009.  This compares with non-GAAP net income, excluding a ($0.2) million (net of tax) restructuring charge, of $1.8

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million, or $0.14 per share, in the third quarter of fiscal 2008.  Net income for the third quarter of fiscal 2008 included a charge of ($1.0) million for discontinued operations.

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EBITDA (earnings before interest, income taxes, plus depreciation and amortization) was ($17.8) million in the third quarter of fiscal 2009 compared with $10.3 million in the third quarter a year ago.  Excluding the goodwill impairment charge, inventory adjustment charge, restructuring expense and bonus accrual reversal, EBITDA for the third quarter of fiscal 2009 was $4.9 million.

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Net working capital (defined as accounts receivable plus inventories less accounts payable) was $102.2 million at the end of the third quarter of fiscal 2009 compared with $133.7 million at the end of the third quarter in the prior year.  Working capital turns were flat at 5.1 turns as compared to the prior year quarter.

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Net debt (defined as short-term debt plus long-term debt less cash) decreased to $95.4 million at March 31, 2009 from $114.5 million at December 31, 2008.  The Company’s balance sheet leverage ratio of net debt to total capital was 33.2% at March 31, 2009 compared with 35.1% at December 31, 2008.

A reconciliation of net income, earnings per share, net income from continuing operations from reported GAAP amounts to non-GAAP amounts is included later in this release.

Given the uncertainly regarding the length and depth of the recession, the Standex Board of Directors has voted to temporarily reduce the Company’s quarterly dividend from $0.21 per share to $0.05 per share.   The board is firmly committed to Standex remaining a dividend-paying company for the long term, and it believes this temporary reduction is prudent given the current lack of visibility into the state of the global economy.

Management Comments

“Our financial results for the third quarter of fiscal 2009 reflect the full effect of the recession,” said President and CEO Roger Fix.  “Each of our operating groups was affected to varying degrees, depending on their end markets.”

“Earlier this year, we committed to focusing on significantly reducing our operating costs and generating cash flow during this economic downturn, and we have already seen significant progress in achieving these goals in the third quarter,” added Fix.  “Our current US based employee compensation expense is 21% lower since the beginning of the fiscal year, and we decreased operating expenses across the Company by 28% in the third quarter of 2009 compared with the same quarter a year ago.  Since some of our cost-reduction activities are ongoing, we expect to see further improvement in operating expenses through the course of the calendar year.” 1

“We also have focused on generating free cash flow as we effectively managed working capital and lowered our net debt,” said Fix.  “During the third quarter, we reduced net debt by more than $19 million, driven by a $24.1 million decrease in working capital as well as foreign cash repatriation.  We were especially pleased to have generated $28.0 million in free cash flow in a very difficult economic environment.”

Segment Review

It is important to note in reviewing operating income for each segment, that the $3.6 million pre-tax benefit from the LTIP and bonus accrual reversal is included in segment operating income figures.

Food Service Equipment Group revenues decreased by 18.2% and operating income declined by 7.2% excluding the $21.3 million goodwill and intangible asset impairment recorded at AAI.

“Our sales decline was driven by the effect of the recession on the food service industry,” said Fix.  “The ‘hot’ side of our business was affected to a greater degree than the ‘cold’ side.  Since our hot-side products typically carry higher margins, this has created an additional deleveraging effect on our bottom line.  Our Cooking Solutions businesses and custom merchandising businesses have a higher exposure to the casual dining and smaller specialty food service segments, which continue to be among the most severely impacted segments of the industry as consumers dine out less and down grade to quick service restaurants.  Our Refrigerated Solutions businesses have a higher exposure to quick service restaurants and retail chains which have performed better during the economic downturn.”

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“We will continue to focus on achieving market share gains and cost reductions across our Food Service businesses,” added Fix.  “However, we expect that the recession will continue to have a negative effect on our sales and margins for the near term.”1

The Engraving Group’s year-over-year sales dropped by 24.4% and income from operations was down 34%.

“Sales at our Engraving Group continued to be affected by lower overall global demand,” said Fix.  “Although operating income at our North American operations benefited from plant consolidations, cost reductions and productivity improvements, our bottom line was negatively affected by lower international sales volume, especially due to the lack of higher margin sales to automotive OEM manufactures, as well as a negative foreign exchange impact due to the strengthening of the U.S. Dollar.  Looking ahead, we expect international sales to continue to be weak due to the lack of automotive platform work.” 1

Engineered Products Group revenue for the third quarter was down 13.5% year over year while operating income increased by 27.1%.

“We are very encouraged by the prospects for our Spincraft business,” said Fix.   “In fact, we see continued strength in all of Spincraft’s end-markets, including energy, aerospace and aviation, and their backlog remains strong.  Electronics sales were down year-over-year as weakness in the housing related and automotive sectors continued.  The increase in operating income was driven by the cost reductions and plant consolidations that we implemented during the past 12 months.”

The Hydraulics Products Group reported a 47.4% year-over-year decline in revenues and an operating loss for the quarter.

“The downturn in the U.S. off-road heavy construction vehicle market continued to affect sales in the Hydraulics Group,” said Fix.  “We are encouraged about the future of this Group for a number of reasons.  First, the economic stimulus package is likely to result in infrastructure-related construction, which could lead to growth in this Group.1  Second, metal prices are declining, and will be lower in the fourth quarter compared with the third quarter of fiscal 2009.  Finally, the automated machining equipment we installed in the first half of 2009 is fully operational, which should enhance productivity going forward.” 1

Air Distribution Products Group (“ADP”) sales for the quarter declined by 40.1% as a result of the continued severe downturn in the new residential construction market.  ADP recorded an operating loss in the quarter.

“In addition to lower sales volume, pricing pressure, and higher metal costs, an inventory adjustment  affected our third-quarter bottom-line performance,” said Fix.  “As a result of high priced steel on hand and the significant decline in ADP sales volumes, we recorded a $3.5 million lower-of-cost-or-market adjustment which impacted inventory values in the third fiscal quarter.  As a result of this adjustment and our lower cost steel on hand, we expect to report operating income in the fourth quarter of 2009 and through the first half of fiscal 2010, assuming sales volumes do not deteriorate further.”1

Business Outlook

“Although visibility continues to be very difficult in the current environment, we expect that the majority of our businesses will be affected by the downturn for the remainder of fiscal 2009 and into 2010,” said Fix.1  “At the same time, we are encouraged by the near-term prospects for our Spincraft business, which continues to see strong demand from all of its end markets.”

“In order to maximize profitability during the recession, we continue to take the necessary actions to lower our cost structure,” said Fix.  “Thus far, these efforts have been focused on workforce cutbacks, plant consolidations and materials cost reductions.  We remain on track to realize annualized savings of about $25 million beginning in fiscal 2010.  At the same time, we are continuing our efforts to effectively manage working capital, enhance operating cash flow and pay down debt.  Operationally, we are innovating our products in each one of our operating groups and we continue to position our businesses to take market share when our end markets rebound.”

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Conference Call Details

Standex will host a conference call for investors today, Thursday, May 7, at 10:00 a.m. ET.  On the call, Roger Fix, president and CEO, and Thomas DeByle, CFO, will review the company’s financial results, and business and operating highlights.  Investors interested in listening to the webcast should log on to the “Investor Relations” section of Standex’s website, located at www.standex.com.  The Company's slide show accompanying the web cast audio also can be accessed via its website.  To listen to the playback, please dial (888) 286-8010 in the U.S. or (617) 801-6888 internationally; the passcode is 16368645.  The replay also can be accessed in the “Investor Relations” section of the company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

EBITDA, which is "Earnings Before Interest, Taxes, Depreciation and Amortization," non-GAAP income from operations, non-GAAP net income from continuing operations and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States.  Standex believes that such information provides an additional measurement and consistent historical comparison of the company's performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment Group, Air Distribution Products Group, Engineered Products Group, Engraving Group and Hydraulics Products Group with operations in the United States, Europe, Canada, Australia, Singapore, Mexico, Brazil and China. For additional information, visit the company's website at www.standex.com.

1 Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries. These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict. Among the factors that could cause actual results to differ are uncertainty in conditions in the financial and banking markets, the degree of impact of the economic stimulus package on our customers and markets, general domestic and international economy including more specifically  the impact, length and degree of the current recessionary conditions on the customers and markets that we serve, the ability to achieve anticipated savings from cost reduction efforts and enhancements to productivity, increases in raw material costs, the ability to substitute less expensive alternative raw materials, the heavy construction vehicle market, the new residential construction market, the automotive markets, reduced capital spending by customers, successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to achieve cost savings through lean manufacturing and low cost sourcing, effective completion of plant consolidations and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2008, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the company with the Securities and Exchange Commission. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the company may elect to update forward-looking statements at some point in the future, the company and management specifically disclaim any obligation to do so, even if management's estimates change.

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STANDEX INTERNATIONAL CORPORATION
Summary of Non-Recurring Items

		Non-Recurring Items			Adjusted
	GAAP Q3 09	Operational	Discrete	Asset	Results	Q3 08
(In thousands, except per share data)	As Reported	Items	Tax Items	Impairment	(Non-GAAP)	As Reported	Variance
Net Sales	$ 130,970				$ 130,970	$ 169,002	$(38,032)

Reversal of Long-Term Incentive Plan accruals		$ (3,600)
Restructuring charges		$ 1,365
Impairment of goodwill and intangible assets				$ 21,339
Lower-of-cost-or-market adjustment				$ 3,536

Operating Income (Loss)	$ (19,945)	$ (2,235)	$ -	$ 24,875	$ 2,695	$ 6,774	$ (4,079)
Operating Margin	-15.2%				2.1%	4.0%	10.7%

Interest Expense	$ (1,398)				$ (1,398)	$ (2,257)	$ 859

Income (Loss) Before Taxes	$ (21,470)	$ (2,235)	$ -	$ 24,875	$ 1,170	$ 3,927	$ (2,757)

Provision for Taxes	$ 3,251	$ 771	$ (1,700)	$ (2,516)	$ (194)	$ (1,288)	$ 1,094

Net Income (Loss) from Continuing Operations	$ (18,219)	$ (1,464)	$ (1,700)	$ 22,359	$ 976	$ 2,639	$ (1,663)

Shares Outstanding	12,326	12,326	12,326	12,326	12,326	12,379

EPS from Continuing Operations	$ (1.48)	$ (0.12)	$ (0.14)	$ 1.81	$ 0.08	$ 0.21	$ (0.13)

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STANDEX INTERNATIONAL CORPORATION
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(In thousands, except per share data)	2009	2008	2009	2008
Net Sales:
Food Service Equipment Group	$ 74,119	$ 90,604	$263,822	$282,483
Air Distribution Products Group	11,657	19,468	55,012	69,982
Engraving Group	18,364	24,278	59,819	68,312
Engineered Products Group	21,959	25,395	70,040	69,876
Hydraulics Products Group	4,871	9,257	18,482	26,114
Total	$130,970	$169,002	$467,175	$516,767

Operating Income:
Food Service Equipment Group	$(15,640)	$ 6,143	$ (691)	$ 23,997
Air Distribution Products Group	(4,810)	(481)	511	(83)
Engraving Group	1,791	2,712	5,849	6,611
Engineered Products Group	3,081	2,424	9,150	8,825
Hydraulic Products Group	(285)	1,105	616	3,349
Corporate and Other	(2,717)	(4,915)	(11,875)	(13,588)
Restructuring	(1,365)	(214)	(6,767)	(214)
Total	$(19,945)	$ 6,774	$ (3,207)	$ 28,897

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STANDEX INTERNATIONAL CORPORATION
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(In thousands, except per share data)	2009	2008	2009	2008
Net sales	$ 130,970	$ 169,002	$ 467,175	$ 516,767
Cost of sales	98,970	121,221	332,477	368,105
Gross profit	32,000	47,781	134,698	148,662
Selling, general and administrative expenses	29,241	40,793	109,799	119,551
Goodwill and intangible asset impairment	21,339	-	21,339	-
Restructuring costs	1,365	214	6,767	214
Total operating expenses	51,945	41,007	137,905	119,765
Income (loss) from operations	(19,945)	6,774	(3,207)	28,897
Interest expense	(1,398)	(2,257)	(4,877)	(7,671)
Other non-operating income (expense)	(127)	(590)	796	(685)
Income (loss) from continuing operations before income taxes	(21,470)	3,927	(7,288)	20,541
Provision (benefit) for income taxes	(3,251)	1,288	366	7,074
Income (loss) from continuing operations	(18,219)	2,639	(7,654)	13,467
Income (loss) from discontinued operations, net of income taxes	(6)	(993)	(3,428)	(388)
Net income (loss)	$ (18,225)	$ 1,646	$ (11,082)	$ 13,079
Basic earnings per share:
Continuing operations	$ (1.48)	$ 0.21	$ (0.62)	$ 1.10
Discontinued operations	-	(0.08)	(0.28)	(0.03)
Total	$ (1.48)	$ 0.13	$ (0.90)	$ 1.07
Diluted earnings per share:
Continuing operations	$ (1.48)	$ 0.21	$ (0.62)	$ 1.09
Discontinued operations	-	(0.08)	(0.28)	(0.03)
Total	$ (1.48)	$ 0.13	$ (0.90)	$ 1.06

Cash dividends per share	$ 0.21	$ 0.21	$ 0.63	$ 0.63

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STANDEX INTERNATIONAL CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	March 31,
(In thousands)	2009	2008
Cash flows from operating activities
Net income (loss)	$ (11,082)	$ 13,079
Loss from discontinued operations	(3,428)	(388)
Income (loss) from continuing operations	(7,654)	13,467
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	11,793	12,525
Stock-based compensation	1,903	1,506
Gain from sale of investments, real estate and equipment	42	(122)
Non-cash portion of restructuring charges	4,071	34
Impairment of goodwill and intangible assets	21,339	-
Net changes in operating assets and liabilities	(2,148)	(4,694)
Net cash provided by operating activities -
continuing operations	29,346	22,716
Net cash used in operating activities -
discontinued operations	(3,462)	(187)
Net cash provided by operating activities	25,884	22,529
Cash flows from investing activities
Expenditures for property, plant and equipment	(5,028)	(7,703)
Proceeds from sale-leaseback transaction	-	7,239
Acquisition, net of cash received	(2,046)	-
Proceeds from sale of investments, real estate and equipment	213	734
Proceeds from life insurance policy (premium payments)	2,944	(626)
Net cash used in investing activities -
continuing operations	(3,917)	(356)
Net cash provided by investing activities -
discontinued operations	-	1,701
Net cash (used in) provided by investing activities	(3,917)	1,345
Cash flows from financing activities
Proceeds from additional borrowings	48,650	-
Payments of debt	(73,705)	(20,480)
Stock issued under employee stock option and purchase plans	724	254
Stock repurchased under employee stock option and purchase plans	(1,649)	(723)
Debt issuance costs	-	(281)
Cash dividend paid	(7,764)	(7,736)
Net cash used in financing activities -
continuing operations	(33,744)	(28,966)
Net cash used in financing activities	(33,744)	(28,966)
Effect of exchange rate changes on cash and cash equivalents	(2,648)	1,298
Net change in cash and cash equivalents	(14,425)	(3,794)
Cash and cash equivalents at beginning of year	28,657	24,057
Cash and cash equivalents at end of period	$ 14,232	$ 20,263

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STANDEX INTERNATIONAL CORPORATION
Unaudited Condensed Consolidated Balance Sheets

	March 31,	June 30,
(In thousands)	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$ 14,232	$ 28,657
Accounts receivable	73,973	103,055
Inventories	87,584	87,619
Income tax receivables	3,107	983
Prepaid expenses and other current assets	3,547	3,337
Deferred tax asset	14,055	13,032
Total current assets	196,498	236,683
Property, plant and equipment	106,837	116,565
Goodwill	99,077	120,650
Intangible assets	21,121	27,473
Prepaid pension cost	4,579	1,972
Other non-current assets	18,056	19,691
Total non-current assets	249,670	286,351
Total assets	$ 446,168	$ 523,034

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$ 3,588	$ 28,579
Accounts payable	59,357	66,174
Accrued expenses	37,982	50,286
Current liabilities - discontinued operations	3,931	2,701
Total current liabilities	104,858	147,740
Long-term debt - less current portion	106,015	106,086
Accrued pension and other non-current liabilities	43,426	46,050
Total non-current liabilities	149,441	152,136
Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	28,073	27,158
Retained earnings	414,240	433,435
Accumulated other comprehensive loss	(30,604)	(17,531)
Treasury shares	(261,816)	(261,880)
Total stockholders' equity	191,869	223,158
Total liabilities and stockholders' equity	$ 446,168	$ 523,034

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STANDEX INTERNATIONAL CORPORATION
Reconciliation of GAAP to non-GAAP measures

	Three Months Ended
	March 31,
(In thousands)	2009	2008
Operating income (loss), as reported	(19,945)	6,774
Adjustments to operating income:
Reversal of Long-Term Incentive Plan accruals	(3,600)	-
Restructuring charges	1,365	214
Impairment of goodwill and intangible assets	21,339	-
Lower-of-cost-or-market adjustment	3,536	-
Adjusted operating income	2,695	6,988
Interest expense	(1,525)	(2,847)
Adjusted income from continuing operations before income taxes	1,170	4,141
Provision (benefit) for income taxes	(3,251)	1,288
Less: Tax effect of adjustments to operating income	1,745	74
Less: Elimination of deferred tax liability	1,700	-
Adjusted income from continuing operations	976	2,779
Loss from discontinued operations, net of income taxes	(6)	(993)
Adjusted net income	$ 970	$ 1,786

Loss from continuing operations before income taxes, as reported	(21,470)
Add back: depreciation and amortization	3,698
EBITDA	(17,772)
Adjustments to operating income:
Reversal of Long-Term Incentive Plan accruals	(3,600)
Restructuring Charges	1,365
Impairment of goodwill and intangible assets	21,339
Lower-of-cost-or-market adjustment	3,536
Adjusted EBITDA	4,868
Changes in working capital during quarter	24,074
Less: capital expenditures	(978)
Adjusted free cash flow	27,964

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